Exhibit 10.1

Execution Version

AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Securities Purchase Agreement, dated as of June 17, 2025, (the “Purchase Agreement”), by and between Lion Group Holding Ltd., a Cayman Islands exempted company (the “Company”) and the undersigned investor (the “Investor”), dated as of December 3, 2025, is made by and between Company and the Investor. Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend certain provisions of the Purchase Agreement pursuant to Section 5.5 thereof.

NOW THEREFORE, IT IS AGREED:

1.	Amendments. Effective as of the time the Company and the Investor shall have executed and delivered this Amendment (the “Effective Time”), the Purchase Agreement is hereby amended as follows:

a.	The form of Debenture attached as Exhibit A to the Purchase Agreement, solely with respect to the Subsequent Closing immediately subsequent to the date of this Amendment, shall be amended and restated to the form of Debenture attached hereto as Exhibit A.

b.	The form of Rights attached as Exhibit B to the Purchase Agreement, solely with respect to the Subsequent Closing immediately subsequent to the date of this Amendment, shall be amended and restated to the form of Rights attached hereto as Exhibit B.

c.	Section 4.9 of the Purchase Agreement is hereby amended by adding the following sentence immediately after the last sentence thereof: “Notwithstanding anything to contrary herein, the Company shall use no less than $8,000,000 of the net proceeds from the sale of the Debentures at the second Subsequent Closing to acquire BTC and the remainder for working capital purposes”.

d.	Section 5.2 of the Purchase Agreement is hereby amended by replacing the reference to “$35,000” with “$67,500” solely in connection with the Subsequent Closing immediately subsequent to the date of this Amendment.

e.	The definition of “Transaction Documents” in the Purchase Agreement is hereby amended to include this Amendment.

2.	No Other Amendments. Except as explicitly provided in Section 1 above, the Purchase Agreement and each of the other Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

3.	Disclosure of Transactions and Other Material Information. Before 9:30 a.m., New York City time, on the Trading Day following the date of this Amendment, the Company shall file an Report of a Foreign Private Issuer on Form 6-K with the SEC describing the terms of the transactions contemplated by this Amendment in the form required by the 1934 Act and attaching the form of the Amendments as an exhibit to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing. In addition, upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as required by applicable law and in any Registration Statement, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

4.	Fees. Each party to this Amendment shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

5.	Miscellaneous. Article V of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Purchase Agreement as of the date first written above.

COMPANY:

LION GROUP HOLDING LTD.

By:	/s/ Chunning Wang
Name:	Chunning Wang
Title:	Chief Executive Officer

BUYER:

ATW DIGITAL ASSET OPPORTUNITIES VI LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Managing Partner

EXHIBIT A

Form of Debenture

See attached.

EXHIBIT B

Form of Rights

See attached.

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